The J.G. Wentworth Company® Provides Update on Financing Platform
Radnor, Pa.- The J.G. Wentworth Company® (the “Company”) (NYSE: JGW), a diversified financial services company, announced that it has made several changes to its structured settlement payment and annuity payment purchasing warehouse platform.
The Company recently amended and restated its $300 million warehouse credit agreement with Barclays Bank PLC and Natixis New York Branch extending the maturity and the revolving period by twelve (12) months to July 2017. In connection with its focus on overall production requirements and segment profitability, the Company also elected to reduce its total warehouse capacity for structured settlement and annuity payment purchasing to $400 million and terminated its warehouse credit agreement with Credit Suisse, which it had previously reduced to $100 million. The Company will continue to evaluate the appropriate warehouse capacity levels for its structured settlement and annuity payment purchasing business on an ongoing basis and will aim to keep them at the most efficient levels.
In addition, the Company notes that it received notice from the New York Stock Exchange (“NYSE”) on May 31, 2016 that it was not in compliance with the NYSE's requirement that the average closing price of its common stock be at least $1.00 per share over a consecutive 30-trading-day period.
As required by NYSE procedures, the Company will submit an acknowledgement letter to the NYSE within 10 business days from the receipt of the NYSE notice of its intentions regarding regaining compliance with the listing standard within 6 months.
The Company can regain compliance with this listing standard at any time during the six-month cure period if the Company’s common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.
The Company is exploring alternatives for curing this deficiency. The Company’s common stock will continue to be listed and traded on the NYSE during the cure period, subject to compliance with the NYSE’s other applicable continued listing standards. The notice of non-compliance from the NYSE does not conflict with or violate any of the Company’s credit or debt obligations.
Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as “plans,” “expects” or “does expect,” “budget,” “forecasts,” “anticipates” or “does not anticipate,” “believes,” “intends,” and similar expressions or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will,” be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Consideration should be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission, and as set forth more fully under “Part 1, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, under “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, and in our other filings made with the Securities and Exchange Commission from time to time. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
About The J.G. Wentworth Company®
The J.G. Wentworth Company® is a diversified financial services company. The Company is focused on providing direct-to-consumer access to financing needs through a variety of solutions, including: mortgage lending and refinancing, structured settlement payment purchasing, personal lending and prepaid cards. Through the J.G. Wentworth, Peachtree Financial Solutions, and Olive Branch Funding brands, the Company is the leading purchaser of structured settlement payments.
Mortgage loans are offered by J.G. Wentworth Home Lending, LLC NMLS ID# 2925 (www.nmlsconsumeraccess.org), 3350 Commission Court, Woodbridge, VA 22192; 888-349-3773.

For more information about The J.G. Wentworth Company®, visit www.jgw.com or use the contact information provided below.
This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale or our securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

Contacts:
The J.G. Wentworth Company®
Erik Hartwell, VP, Investor Relations
866-386-3853
investor@jgwentworth.com

or

Media Inquiries
The Glover Park Group
Becky Reeves
202-295-0139
breeves@gpg.com